New York, New York, June 13, 2005 - MSGI Security Solutions, Inc. (Nasdaq: MSGI) today announced that it has formed a business agreement with VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, to launch advanced services using the VeriSign(R) NetDiscovery(TM) Service. The agreement is aimed at the estimated $1 billion legal interception and homeland security market in Italy. This marks the third in a series of material events MSGI has taken to expand its presence in Europe.

The VeriSign and MSGI agreement effectively represents the market launch of the VeriSign NetDiscovery Service in Italy. VeriSign has agreed to align with MSGI as its representative in Italy, where MSGI will operate the VeriSign NetDiscovery Service infrastructure in a data center operated by MSGI's AONet International subsidiary. This modern, secured facility supports application hosting, managed security, and disaster recovery and business continuity. .

The AONet International data center has been significantly upgraded to keep pace with clients' ever-increasing requirements for secure data housing and transmissions. More than 8 million Euros (approximately US $10 million) has been invested in the facility to achieve the highest levels of data security and technological durability.

The VeriSign NetDiscovery Service in Italy will support end-to-end legal interception solutions addressing the government regulations and judicial requirements for advanced technologies such as VoIP, push to talk, and wireless packet data. In the United States, the VeriSign NetDiscovery Service assists telecommunications service providers in ensuring compliance with real-time legal interception requirements under the Communications Assistance for Law Enforcement Act (CALEA) through a managed service model, significantly minimizing the capital and operational expenditure. VeriSign also assists providers in responding to requests for delivery of subscriber information and historical billing/call detail records.

This business relationship represents a major corporate growth initiative for MSGI. By aligning with VeriSign, MSGI will strongly enhance its existing legal interception and video surveillance operations in Italy and, ultimately, across Europe.

Raj Puri, vice president of VeriSign NetDiscovery Service, said, "MSGI Security Solutions has a strong and growing presence in Italy's law enforcement services market. The VeriSign NetDiscovery Service provides telecom network operators, cable operators, and Internet service providers with a streamlined service to help meet requirements for assisting government agencies with legal interception and requests for subscriber records. This business relationship will allow VeriSign and MSGI to harness our collective capabilities in establishing a leadership position in Italy."



VeriSign has a strong presence in Europe with security services and mobile content. In Italy, VeriSign has had an affiliate agreement for the past five years with Trust Italia SpA for its authentication services. This agreement with MSGI continues to show VeriSign's growth and commitment to expanding communication services in Europe and in Italy.

Jeremy Barbera, chairman and CEO of MSGI Security Solutions, added, "MSGI's alliance with VeriSign represents a major step forward in our corporate growth strategy to expand service offerings across Italy and eventually the European Union. Importantly, the VeriSign NetDiscovery Service will offer our law enforcement agency clients in Italy the systems, services, and technical assistance for legal interception - specifically those involving legal interception compliance assistance with IP-based packet services."

In addition to AONet International, MSGI also provides services through Excelsa SpA in the territory of Italy. Excelsa's flagship product, the Audio Logger, was designed specifically for Italy's Ministry of Justice. The Audio Logger provides a fully featured and easy-to-use means of gathering intelligence over telephony communications. The product monitors phone calls as well as fax transmissions over 16 analogue input channels simultaneously. The Audio Logger has been successfully utilized on many occasions by the leading anti-terrorism agencies in Italy. Excelsa, which has become one of Europe's leading providers of outsourced video surveillance and security solutions, also offers its Real Time Security Platform (RTS) - an ASP platform built to manage a network of standard CCTV and IP-based surveillance cameras.


About MSGI

MSGI Security Solutions, Inc. (Nasdaq: MSGI) is an international proprietary solutions provider developing a combination of innovative emerging businesses that leverage information and technology. MSGI is principally focused on the homeland security, public safety and law-enforcement services industry. The Company is headquartered in New York City, and has regional offices in Washington DC; and Milan, Italy. MSGI acquires material interests in high-growth technology and software development businesses. These firms are led by successful entrepreneurs and experienced management teams that have developed end-to-end client solutions that meet current and emerging market needs.



The Company is currently comprised of three operating companies and a significant unconsolidated investment which collectively deliver a powerful array of strategic synergies for cross-selling and joint product development. MSGI is engaged in an ongoing corporate growth program whose focus is acquisitions, strategic alliances and co-branding relationships in the United States and Europe. More information on MSGI is available on the Company's website at www.msgisecurity.com.



About VeriSign

VeriSign, Inc. operates intelligent infrastructure services that enable businesses and individuals to find, connect, secure, and transact across today's complex global networks. Each day, the company enables over 14 billion internet transactions, 3 billion telephony interactions, and $100 million of e-commerce. VeriSign also provides the services that help over 3,000 enterprises and 400,000 Web sites to operate securely, reliably, and efficiently. Additional news and information about the company is available at www.veriSign.com.



Trademarks

VeriSign, and other trademarks, service marks, and logos are registered or unregistered marks of VeriSign and its subsidiaries in the United States and in foreign countries.

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign's actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as the risk that VeriSign's announced strategic relationships, including the relationship described herein, may not result in additional products, services, customers, profits or revenues; and increased competition and pricing pressures. More information about potential factors that could affect the company's business and financial results is included in VeriSign's filings with the Securities and Exchange Commission, including in the company's Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.